Exhibit 3.2
Amended and Restated Bylaws
of
Abercrombie & Fitch Co.
reflecting amendments through November 15, 2011
[This document represents the Amended and Restated Bylaws of
Abercrombie & Fitch Co. in compiled form incorporating
all amendments.]
AMENDED AND RESTATED BYLAWS
OF
ABERCROMBIE & FITCH CO.
ARTICLE I
STOCKHOLDERS
Section 1.01. Annual Meeting. The annual meeting of the stockholders of this corporation, for the purpose of fixing or changing the number of directors of the corporation, electing directors and transacting such other business as may come before the meeting, shall be held on such date, at such time and at such place as may be designated by the Board of Directors.
Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the chairman of the board, the chief executive officer, the president, or in case of the president’s death, absence or disability, the vice president, if any, authorized to exercise the authority of the president, or a majority of the Board of Directors acting with or without a meeting; provided, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provision of the certificate of incorporation or any amendment thereto or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

Section 1.03. Place of Meetings. Meetings of stockholders shall be held at the principal office of the corporation in the State of Ohio, unless the Board of Directors decides that a meeting shall be held at some other place and causes the notice thereof to so state. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place but may instead be held solely by means of remote communication satisfying the applicable provisions of the Delaware General Corporation Law (or its successor statute as in effect from time to time).
Section 1.04. Notice of Meetings. (a) Unless waived, a written notice of each annual or special meeting, stating the place, if any, date, hour and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting as well as the purpose or purposes of such meeting shall be given to each stockholder of record entitled to vote or entitled to notice, not more than 60 days nor less than 10 days before any such meeting. If mailed, such notice shall be directed to a stockholder at his or her address as the same appears on the records of the corporation. Notice to a stockholder shall also be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in the manner provided for in the applicable provisions of the Delaware General Corporation Law (or its successor statute as in effect from time to time). If a meeting is adjourned to another time or place and such adjournment is for 30 days or less and no new record date is fixed for the adjourned meeting, no further notice as to such adjourned meeting need be given if the time and place, if any, to which it is adjourned and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are fixed and announced at such meeting. In the event of a transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice on the transferee. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
(b) A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to any such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 1.05. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If the Board shall not fix such a record date, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board of Directors shall adopt the resolution relating thereto. Determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.06. Organization. At each meeting of the stockholders, the chairman of the board, or in his absence or disability, the chief executive officer, or in the absence or disability of the chief executive officer, the president, or, in the absence or disability of the president, any vice-president, or, in the absence of the chairman of the board, the chief executive officer, the president and any vice-president, a chairman chosen by a majority in interest of the stockholders present in person or by proxy and entitled to vote, shall act as chairman of the meeting; and the secretary of the corporation, or, if the secretary of the corporation not be present, the assistant secretary, or if the secretary and the assistant secretary not be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.
Section 1.07. Quorum. A stockholders’ meeting duly called shall not be organized for the transaction of business unless a quorum is present. Except as otherwise expressly provided by law, the certificate of incorporation, these Bylaws, or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), (i) at any meeting called by the Board of Directors, the presence in person or by proxy of holders of record entitling them to exercise at least one-third of the voting power of the corporation shall constitute a quorum for such meeting and (ii) at any meeting called other than by the Board of Directors, the presence in person or by proxy of holders of record entitling them to exercise at least a majority of the voting power of the corporation shall constitute a quorum for such meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, a majority in voting interest of the stockholders present may adjourn, or, in the absence of a decision by the majority, any officer entitled to preside at such meeting may adjourn, the meeting from time to time to such time (not more than 30 days after the previously adjourned meeting) and place as they (or he) may determine, without notice other than by announcement at the meeting of the time and place, if any, of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
Section 1.08. Order of Business and Procedure. The order of business at all meetings of the stockholders and all matters relating to the manner of conducting the meeting shall be determined by the chairman of the meeting. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow any manual of parliamentary procedure.
Section 1.09. Nature of Business at Meetings of Stockholders. Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 2.04) may be transacted at an annual meeting of stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.09 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 1.09.
In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

To be considered timely, a stockholder’s notice to the secretary must be delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
To be in proper written form, a stockholder’s notice to the secretary must set forth the following information: (a) as to each matter such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person; (ii) (A) the class and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.
A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.09 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered either in person or by United States certified mail, postage prepaid, and received by the secretary at the principal executive offices of the corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of the annual meeting. In addition, the stockholder shall promptly provide any other information reasonably requested by the corporation.
No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.09; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1.09 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Nothing contained in this Section 1.09 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
Section 1.10. Voting. (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the corporation on the date fixed pursuant to Section 1.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting.
(b) Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes.
(c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing signed by such stockholder or by his attorney thereunto authorized or appointed in any other manner permitted by the law of Delaware. Any such instrument in writing or record of any such appointment shall be filed with or received by the secretary of the meeting in sufficient time to permit the necessary examination and tabulation thereof before the vote is taken. No appointment of a proxy shall be valid after the expiration of three years after it is made unless the writing or other communication or transmission which appoints such proxy specifies the length of time it is to continue in force. At any meeting of the stockholders all matters, except as otherwise provided in the certificate of incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting or required by the certificate of incorporation. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.
Section 1.11. Inspectors. The Board of Directors, in advance of any meeting of the stockholders, shall appoint one or more inspectors to act at the meeting and make a written report thereof. If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors so appointed shall (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the shares represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. Any report or certificate made by the inspectors shall be prima facie evidence of the facts stated and of the vote as certified by them.
Section 1.12. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

ARTICLE II
BOARD OF DIRECTORS
Section 2.01. General Powers of Board. The powers of the corporation shall be exercised, its business and affairs conducted, and its property controlled by or under the direction of the Board of Directors, except as otherwise provided by the law of Delaware or in the certificate of incorporation.
Section 2.02. Number of Directors. The number of directors of the corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall not be less than four nor more than thirteen, the exact number of directors to be such number as may be set from time to time within the limits set forth above by resolution adopted by affirmative vote of a majority of the whole Board. As used in these Bylaws, the term “whole Board” means the total number of directors which the corporation would have if there were no vacancies.
Section 2.03. Election of Directors. At each meeting of the stockholders for the election of directors, a nominee shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that the persons receiving the greatest number of votes shall be the directors at any such meeting of the stockholders for which (i) the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for directors set forth in Article I, Section 1.09, of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders. Directors need not be stockholders.
Section 2.04. Nominations.
Section 2.04.1 Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the corporation’s certificate of incorporation with respect to the right of holders of preferred stock of the corporation, if any, to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.04 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting or special meeting and (ii) who complies with the notice procedures set forth in this Section 2.04.
In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

To be considered timely, a stockholder’s notice to the secretary must be delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
To be in proper written form, a stockholder’s notice to the secretary must set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) (A) the class and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (ii) (A) the class and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the persons named in its notice; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.04 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered either in person or by United States certified mail, postage prepaid, and received by the secretary at the principal executive offices of the corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such annual meeting or special meeting. In addition, the stockholder shall promptly provide any other information reasonably requested by the corporation.
No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.04. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Section 2.05. Resignations. Any director of the corporation may resign at any time by giving written notice or notice by electronic transmission to the chairman of the board or the secretary of the corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 2.06. Vacancies. In the event that any vacancy shall occur in the Board of Directors, whether because of death, resignation, removal, newly created directorships resulting from any increase in the authorized number of directors, the failure of the stockholders to elect the whole authorized number of directors, or any other reason, such vacancy may be filled by the vote of a majority of the directors then in office, although less than a quorum. A director elected to fill a vacancy, other than a newly created directorship, shall hold office for the unexpired term of his predecessor. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.
Section 2.07. Removal of Directors. Directors may be removed only as provided in the certificate of incorporation.
Section 2.08. Place of Meeting, etc. The Board of Directors may hold any of its meetings at the principal office of the corporation or at such other place or places as the Board of Directors (or the chairman in the absence of a determination by the Board of Directors) may from time to time designate. Directors may participate in any regular or special meeting of the Board of Directors by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting of the Board of Directors can hear each other and such participation shall constitute presence in person at such meeting.
Section 2.09. Annual Meeting. A regular annual meeting of the Board of Directors shall be held each year at the same place as and immediately after the annual meeting of stockholders, or at such other place and time as shall theretofore have been determined by the Board of Directors and notice thereof need not be given. At its regular annual meeting, the Board of Directors shall organize itself and elect the officers of the corporation for the ensuing year, and may transact any other business.

Section 2.10. Regular Meetings. Regular meetings of the Board of Directors may be held at such intervals at such time as shall from time to time be determined by the Board of Directors. After such determination and notice thereof has been once given to each person then a member of the Board of Directors, regular meetings may be held at such intervals and time and place without further notice being given.
Section 2.11. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Board of Directors or by the chairman of the board or by a majority of directors then in office to be held on such day and at such time as shall be specified by the person or persons calling the meeting.
Section 2.12. Notice of Meetings. Notice of each special meeting or, where required, each regular meeting, of the Board of Directors shall be given to each director either by being mailed on at least the third day prior to the date of the meeting or by being telegraphed, faxed or given personally or by telephone on at least 24 hours notice prior to the date of meeting. Such notice shall specify the place, date and hour of the meeting and, if it is for a special meeting, the purpose or purposes for which the meeting is called. At any meeting of the Board of Directors at which every director shall be present, even though without such notice, any business may be transacted. Any acts or proceedings taken at a meeting of the Board of Directors not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting which shall be legally and validly called or constituted. Notice of any regular meeting of the Board of Directors need not state the purpose of the meeting and, at any regular meeting duly held, any business may be transacted. If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any business may be transacted, whether or not referred to in the notice thereof. A written waiver of notice of a special or regular meeting, signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting and prior to or at the commencement of such meeting protests the lack of proper notice.
Section 2.13. Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business. Except as otherwise required by law, the certificate of incorporation, or these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. At all meetings of the Board of Directors, each director shall have one vote.
Section 2.14. Committees. The Board of Directors may appoint an executive committee and any other committee of the Board of Directors, to consist of one or more directors of the corporation, and may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation. No committee shall have the power or authority to declare a dividend or to authorize the issuance of stock unless the resolution creating such committee expressly so provides. Each such committee shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the Board of Directors and shall be subject to the control and direction of the Board of Directors. Any such committee may act by a majority of its members at a meeting or without a meeting if all members of the committee consent to the action in writing or by electronic transmission. Any such committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next regular meeting of the Board of Directors.
Section 2.15. Compensation. The Board of Directors may, by resolution passed by a majority of those in office, fix the compensation of directors for service in any capacity and may fix fees for attendance at meetings and may authorize the corporation to pay the traveling and other expenses of directors incident to their attendance at meetings, or may delegate such authority to a committee of the Board of Directors.
Section 2.16. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board or such committee.

ARTICLE III

OFFICERS
Section 3.01. General Provisions. The principal officers of the corporation shall be the chairman of the board (who shall be a director), the chief executive officer (who shall be a director), a president (who shall be a director), such number of vice-presidents as the Board of Directors may from time to time determine, a secretary and a treasurer. Any person may hold any two or more offices and perform the duties thereof, except the offices of president and vice-president or the offices of president and secretary.
Section 3.02. Election, Terms of Office, and Qualification. The officers of the corporation named in Section 3.01 of this Article III shall be elected by the Board of Directors for an indeterminate term and shall hold office at the pleasure of the Board of Directors.
Section 3.03. Additional Officers, Agents, etc. In addition to the officers mentioned in Section 3.01 of this Article III, the corporation may have such other officers or agents as the Board of Directors may deem necessary and may appoint, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer the power to appoint any subordinate officers or agents. In the absence of any officer of the corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director.
Section 3.04. Removal. Except as set forth below, any officer of the corporation may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any meeting, the notice (or waivers of notice) of which shall have specified that such removal action was to be considered. Any officer appointed not by the Board of Directors but by an officer or committee to which the Board of Directors shall have delegated the power of appointment may be removed, with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors.
Section 3.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the chairman of the board, the chief executive officer, the president or the secretary of the corporation. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed in these Bylaws for regular appointments or elections to such office.

ARTICLE IV

DUTIES OF THE OFFICERS
Section 4.01. The Chairman of the Board. The chairman of the board shall have general supervision over the property, business and affairs of the corporation and over its several officers, subject, however, to the control of the Board of Directors. The chairman of the board shall, if present, preside at all meetings of the stockholders and of the Board of Directors. The chairman of the board may sign, with the secretary, treasurer or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares in the corporation. The chairman of the board may also sign, execute and deliver in the name of the corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by him in the conduct of the corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these Bylaws or the Board of Directors to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent, and the chairman of the board may cause the seal of the corporation, if any, to be affixed to any instrument requiring the same.
Section 4.02. The Chief Executive Officer. The chief executive officer shall be the principal executive officer of the corporation and shall perform such duties as are conferred upon him by these Bylaws or as may from time to time be assigned to him by the chairman of the board or the Board of Directors. The chief executive officer shall have the same power as the president to sign, execute and deliver in the name of the corporation all deeds, mortgages, bonds, leases, contracts and other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by him in the ordinary course of the corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these Bylaws to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent, and the chief executive officer may cause the seal of the corporation, if any, to be affixed to any instrument requiring the same. During the absence or disability of the president, the chief executive officer shall exercise all of the powers and perform all of the duties of the president except as otherwise provided by law. The chief executive officer shall, during the absence or disability of the chairman of the board, preside at meetings of the stockholders and of the Board of Directors.
Section 4.03. The President. The president shall be the principal operating and administrative officer of the corporation. If there is no chief executive officer, the president shall exercise all of the powers and perform all of the duties of the chief executive officer. The president shall perform such duties as are conferred upon him by these Bylaws or as may from time to time be assigned to him by the chairman of the board, the chief executive officer or the Board of Directors. The president may sign, with the secretary, treasurer or other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares in the corporation. The president may also sign, execute and deliver in the name of the corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by him in the ordinary conduct of the corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these Bylaws to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent, and the president may cause the seal of the corporation, if any, to be affixed to any instrument requiring the same. The president shall, in the absence or disability of each of the chairman of the board and the chief executive officer, preside at meetings of the stockholders and of the Board of Directors.
Section 4.04. Vice-Presidents. The vice-presidents shall perform such duties as are conferred upon them by these Bylaws or as may from time to time be assigned to them by the Board of Directors, the chairman of the board, the chief executive officer or the president. At the request of the chairman of the board or the chief executive officer, in the absence or disability of the president, the vice-president designated by the chairman of the board or the chief executive officer, as appropriate, shall perform the duties of the president, and when so acting, shall have all of the powers of the president.
Section 4.05. The Treasurer. The treasurer shall be the custodian of all funds and securities of the corporation. Whenever so directed by the Board of Directors, the treasurer shall render a statement of the cash and other accounts of the corporation, and the treasurer shall cause to be entered regularly in the books and records of the corporation to be kept for such purpose full and accurate accounts of the corporation’s receipts and disbursements. The treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors, the chairman of the board, the chief executive officer or the president.

Section 4.06. The Secretary. The secretary shall record and keep the minutes of all meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose. The secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the corporation and such other books and records as the Board of Directors may direct. The secretary shall be the custodian of the seal of the corporation, if any, and shall affix such seal to such contracts, instruments and other documents as the Board of Directors or any committee thereof may direct. The secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors, the chairman of the board, the chief executive officer or the president.
ARTICLE V
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 5.01. Indemnification. (a) The corporation shall indemnify and hold harmless any person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator, or intestate is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, to the fullest extent permitted by the laws of Delaware as they may exist from time to time. The right to indemnification conferred in this Article V shall also include the right to be paid by the corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent permitted by the laws of Delaware as they may exist from time to time.
(b) The corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the laws of Delaware as they may exist from time to time.
Section 5.02. Insurance. The proper officers of the corporation, without further authorization by the Board of Directors, may in their discretion purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent for another corporation, partnership, joint venture, trust or other enterprise, against any liability.
Section 5.03. ERISA. To assure indemnification under this Article V of all such persons who are or were “fiduciaries” of an employee benefit plan governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974”, as amended from time to time, the provisions of this Article V shall, for the purposes hereof, be interpreted as follows: an “other enterprise” shall be deemed to include an employee benefit plan; the corporation shall be deemed to have requested a person to serve as an employee of an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress shall be deemed “fines”; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.
Section 5.04. Contractual Nature. The foregoing provisions of this Article V shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this Article V is in effect. Neither any repeal or modification of this Article V or, to the fullest extent permitted by the laws of Delaware, any repeal or modification of laws, shall affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

Section 5.05. Construction. For the purposes of this Article V, references to “the corporation” include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
ARTICLE VI
DEPOSITORIES, CONTRACTS AND OTHER INSTRUMENTS
Section 6.01. Depositories. The chairman of the board, the chief executive officer, the president, the treasurer and any vice-president of the corporation whom the Board of Directors authorizes to designate depositories for the funds of the corporation are each authorized to designate depositories for the funds of the corporation deposited in its name and the signatories and conditions with respect thereto in each case, and from time to time, to change such depositories, signatories and conditions, with the same force and effect as if each such depository, the signatories and conditions with respect thereto and changes therein had been specifically designated or authorized by the Board of Directors; and each depository designated by the Board of Directors or by the chairman of the board, the chief executive officer, the president, the treasurer or any such vice-president of the corporation, shall be entitled to rely upon the certificate of the secretary or any assistant secretary of the corporation setting forth the fact of such designation and of the appointment of the officers of the corporation or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depository, or from time to time the fact of any change in any depository or in the signatories with respect thereto.
Section 6.02. Execution of Instruments Generally. In addition to the powers conferred upon the chairman of the board in Section 4.01 of these Bylaws and except as otherwise provided in Section 6.01 of this Article VI or required by law, all contracts and other instruments entered into in the ordinary course of business requiring execution by the corporation may be executed and delivered by the chief executive officer, the president, the treasurer or any vice president and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.
ARTICLE VII
SHARES AND THEIR TRANSFER
Section 7.01. Certificate for Shares. Every owner of one or more shares in the corporation shall be entitled to a certificate, which shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares in the corporation owned by him. The certificates for the respective classes of such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the corporation by the chairman of the board, the president or a vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. Any or all signatures on the certificate may be a facsimile. A record shall be kept of the name of the person, firm, or corporation owning the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled.

Section 7.02. Lost, Destroyed and Mutilated Certificates. If any certificates for shares in the corporation become worn, defaced, or mutilated but are still substantially intact and recognizable, the directors or authorized officers, upon production and surrender thereof, shall order the same cancelled and shall issue a new certificate in lieu of same. The holder of any shares in the corporation shall immediately notify the corporation if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed or mutilated beyond recognition, and the Board of Directors may, in its discretion, require the owner of the certificate which has been lost, destroyed, or mutilated beyond recognition, or his legal representative, to give the corporation a bond in such sum and with such surety or sureties as it may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, destruction, or mutilation of any such certificate. The Board of Directors may, however, in its discretion, refuse to issue any such new certificate except pursuant to legal proceedings, under the laws of the State of Delaware in such case made and provided.
Section 7.03. Transfers of Shares. Transfers of shares in the corporation shall be made only on the books of the corporation by the registered holder thereof, his legal guardian, executor, or administrator, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation or with a transfer agent appointed by the Board of Directors, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers and evidence of the payment of all taxes imposed upon such transfer. The person in whose name shares stand on the books of the corporation shall, to the full extent permitted by law, be deemed the owner thereof for all purposes as regards the corporation.
Section 7.04. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws concerning the issue, transfer, and registration of certificates for shares in the corporation. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.
ARTICLE VIII
SEAL
The Board of Directors may provide a corporate seal, which shall be circular and contain the name of the corporation engraved around the margin and the words “corporate seal”, the year of its organization, and the word “Delaware.”
ARTICLE IX
AMENDMENTS
As provided in Article FIFTH, Section 1, of the corporation’s certificate of incorporation, the Board of Directors is expressly authorized to make, repeal, amend and rescind the bylaws of the corporation; provided, however, that any repeal, amendment or rescission of any bylaw inconsistent with Article II, Section 2.03, of these Bylaws shall also require the approval of the stockholders of the corporation pursuant to the vote required by Article FIFTH, Section 2, of the corporation’s certificate of incorporation. Subject to such Article FIFTH, Section 2, of the corporation’s certificate of incorporation, the stockholders of the corporation may also make, repeal, amend or rescind these Bylaws.